Magnolia Oil & Gas Corporation Announces Third Quarter 2020 Results

HOUSTON, TX, November 5, 2020 - Magnolia Oil & Gas Corporation (“Magnolia,” “we,” “our,” or the “Company”) (NYSE: MGY) today announced its financial and operational results for the third quarter of 2020.

Third Quarter 2020 Highlights:

•	Magnolia reported third quarter 2020 net income attributable to Class A Common Stock of $9.1 million, or $0.05 per share. Third quarter 2020 total net income was $13.7 million and adjusted net income was $15.6 million, or $0.06 per share.

•	Third quarter 2020 production averaged 54.3 thousand barrels of oil equivalent per day (“Mboe/d”). As expected, Magnolia did not complete any operated wells during the third quarter. Quarterly volumes were negatively impacted by 2 Mboe/d due to the delays of non-operated wells in Karnes until the fourth quarter and some unplanned downtime at a Karnes processing facility.

•	Adjusted EBITDAX during the third quarter of 2020 was $76.4 million. Drilling and completion costs (“D&C”) for the quarter were $27.4 million or just 36% of adjusted EBITDAX, and better than our earlier guidance. We continue to target D&C spending during 2020 of approximately 60 percent of adjusted EBITDAX, and inline with our strategy and business plan.

•	We began completing wells in Giddings at the end of the third quarter with several wells coming online during October. Progress continues in reducing our well costs in Giddings, with current total well costs averaging $6.5 million (including costs for drilling, completion, and facilities), representing a 45 percent improvement in total costs per lateral foot compared to 2019 levels.

•	We purchased 1.2 million shares of Class A Common Stock for $7 million during the third quarter as part of our active share repurchase program. Year-to-date, we have repurchased 2.2 million shares and currently have 6.8 million shares remaining under our current authorization.(1)

•	Magnolia ended the quarter with approximately $148.5 million of cash on its balance sheet and remains undrawn on its recently reaffirmed $450.0 million revolving credit facility. The Company has no debt maturities until 2026 and has no plans to increase its debt levels.

“Magnolia is in a strong position with an attractive, high-margin asset base and a business model that generates consistent free cash flow with low levels of debt,” said Magnolia Chairman, President, and CEO, Steve Chazen. “We generated $46 million of free cash flow after capital outlays during the quarter, ending the period with $149 million of cash and after allocating $10 million toward buying back our stock and for a small bolt-on acquisition. This general framework of organic investment in our business and small bolt-on acquisitions that generate moderate growth, while returning excess cash to shareholders, is expected to continue into next year.

“As we had previously indicated, the third quarter marked a trough period for the Company’s production as we had not completed any wells since February. Production volumes are expected to rebound in the fourth quarter by 7 to 10 percent, particularly in Giddings, where we started bringing on new well completions last month. While still early, we remain very optimistic on Giddings as the results of the initial batch of wells brought on last month are better than the average of the 14 wells we drilled in this area and laid out last quarter. Our initial core area of development in Giddings continues to outperform our expectations providing us with longer term confidence in this opportunity.”

Operational Update

Third quarter total company production averaged 54.3 Mboe/d, with oil production representing half of our total volumes. Production from Karnes and Giddings and other averaged 33.9 Mboe/d and 20.4 Mboe/d, respectively, during the third quarter 2020. As per our scheduled plan, Magnolia did not complete or turn on any operated wells during the third quarter. The delay of several non-operated wells in Karnes, previously expected to come online in the third quarter, negatively impacted our production during the period, and these wells have since come online in the fourth quarter.

Magnolia is currently operating one rig in Giddings that continues to drill multi-well pads in our initial core developmental area. We ended the third quarter with 8 drilled but uncompleted wells in Giddings which are expected to be brought online during the fourth quarter. The first 3-well pad was brought online in mid-October and early results indicate that the performance of these wells exceeds the average of the wells that we have drilled thus far within the initial 70,000-acre core area. We are not planning any operated activity in Karnes during the fourth quarter.

(1) Includes 0.1 million shares of Class A Common Stock repurchased for $0.5 million in September with settlement dates in October.

Our total cost per well at Giddings continues to improve with recent well costs averaging $6.5 million. Drilling times are continuing to set new company records providing further confidence that well costs should experience additional declines. Drilling costs per lateral foot have declined nearly 55 percent and completion costs per lateral foot have decreased 50 percent compared to 2019 levels. These operational efficiencies have resulted in a 45 percent improvement in the total costs per lateral foot (including costs for drilling and completion, and facilities). Magnolia anticipates well costs in Giddings to decline toward $6 million per well in our development area driven by continued efficiencies.

Guidance

Our total capital spending for drilling, completions, and facilities is expected to be approximately 55 percent of our adjusted EBITDAX in the fourth quarter. Fourth quarter production is expected to increase 7 to 10 percent sequentially. The increase in our overall volumes is expected to be driven by several multi-well pads in Giddings to be turned in line throughout the current quarter in addition to several non-operated wells in Karnes. Overall, we continue to run one operated rig in Giddings where our development drilling program is expected to continue through the fourth quarter.

Oil price differentials are anticipated to be a roughly $3 per barrel discount to Magellan East Houston (“MEH”) during the fourth quarter, which is in line with historical levels. During the third quarter, Magnolia hedged 50,000 million British thermal units (“MMbtu”) per day of natural gas production (just under half our total natural gas production) using costless collars with a weighted average floor price of $2.31 per MMbtu and a weighted average ceiling price of $3.00 per MMbtu, from September 2020 through August of 2021.

Looking into 2021, we plan to invest approximately 60 percent of our adjusted EBITDAX on drilling and completing wells consistent with the capital discipline that has supported our business model since our inception. At current product prices, Magnolia plans to operate one rig focused on pad drilling in the Giddings initial core area. Based on current drill times in Giddings, we estimate a one rig drilling program is on pace to drill approximately 20 wells per year.

Quarterly Report on Form 10-Q

Magnolia's financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2020, which is expected to be filed with the U.S. Securities and Exchange Commission (“SEC”) on November 6, 2020.

Conference Call and Webcast

Magnolia will host an investor conference call on Friday, November 6, 2020 at 10:00 a.m. Central (11:00 a.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by visiting Magnolia's website at www.magnoliaoilgas.com/investors/events-and-presentations and clicking on the webcast link or by dialing 1-844-701-1059. A replay of the webcast will be posted on Magnolia's website following completion of the call.

About Magnolia Oil & Gas Corporation

Magnolia (MGY) is a publicly traded oil and gas exploration and production company with operations primarily in South Texas in the core of the Eagle Ford Shale and Austin Chalk formations. Magnolia focuses on generating value for shareholders through steady production growth, strong pre-tax margins, and free cash flow. For more information, visit www.magnoliaoilgas.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words could, should, will, may, believe, anticipate, intend, estimate, expect, project, the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Magnolia disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Magnolia cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Magnolia, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, Magnolia cautions you that the forward looking statements contained in this press release are subject to the following factors: (i) the length, scope and severity of the ongoing coronavirus disease 2019 (“COVID-19”) pandemic, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations, and storage capacity; (ii) the outcome of any legal proceedings that may be instituted against Magnolia; (iii) Magnolia’s ability to realize the anticipated benefits of its acquisitions, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably; (iv) changes in applicable laws or regulations; and (v) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in Magnolia’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Magnolia’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contacts for Magnolia Oil & Gas Corporation

Investors

Brian Corales

(713) 842-9036

bcorales@mgyoil.com

Media

Art Pike

(713) 842-9057

apike@mgyoil.com

Magnolia Oil & Gas Corporation
Operating Highlights

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Production:
Oil (MBbls)	2,485	3,520	8,965	9,615
Natural gas (MMcf)	9,444	10,763	29,261	30,583
Natural gas liquids (MBbls)	937	1,245	3,213	3,389
Total (Mboe)	4,996	6,559	17,055	18,101

Average daily production:
Oil (Bbls/d)	27,016	38,261	32,718	35,220
Natural gas (Mcf/d)	102,653	116,989	106,790	112,026
Natural gas liquids (Bbls/d)	10,181	13,533	11,725	12,414
Total (boe/d)	54,306	71,292	62,241	66,305

Revenues (in thousands):
Oil revenues	$95,677	$207,840	$311,153	$584,009
Natural gas revenues	14,895	21,243	44,238	71,208
Natural gas liquids revenues	10,495	15,716	29,880	51,215
Total Revenues	$121,067	$244,799	$385,271	$706,432

Average sales price:
Oil (per Bbl)	$38.50	$59.05	$34.71	$60.74
Natural gas (per Mcf)	1.58	1.97	1.51	2.33
Natural gas liquids (per Bbl)	11.20	12.62	9.30	15.11
Total (per boe)	$24.23	$37.32	$22.59	$39.03

NYMEX WTI ($/Bbl)	$40.94	$56.45	$38.30	$57.06
NYMEX Henry Hub ($/Mcf)	$1.97	$2.23	$1.88	$2.67
Realization to benchmark:
Oil (per Bbl)	94%	105%	91%	106%
Natural Gas (per Mcf)	80%	88%	80%	87%

Operating expenses (in thousands):
Lease operating expenses	$18,802	$24,344	$61,275	$70,752
Gathering, transportation and processing	5,771	9,270	20,579	26,016
Taxes other than income	7,331	13,333	22,874	40,825
Depreciation, depletion and amortization	44,731	143,894	238,273	385,942

Operating costs per boe:
Lease operating expenses	$3.76	$3.71	$3.59	$3.91
Gathering, transportation and processing	1.16	1.41	1.21	1.44
Taxes other than income	1.47	2.03	1.34	2.26
Depreciation, depletion and amortization	8.95	21.94	13.97	21.32

Magnolia Oil & Gas Corporation

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
REVENUES
Oil revenues	$95,677	$207,840	$311,153	$584,009
Natural gas revenues	14,895	21,243	44,238	71,208
Natural gas liquids revenues	10,495	15,716	29,880	51,215
Total revenues	121,067	244,799	385,271	706,432
OPERATING EXPENSES
Lease operating expenses	18,802	24,344	61,275	70,752
Gathering, transportation and processing	5,771	9,270	20,579	26,016
Taxes other than income	7,331	13,333	22,874	40,825
Exploration expense	701	3,924	563,589	10,017
Impairment of oil and natural gas properties	—	—	1,381,258	—
Asset retirement obligation accretion	1,501	1,394	4,403	4,095
Depreciation, depletion and amortization	44,731	143,894	238,273	385,942
Amortization of intangible assets	3,626	3,626	10,879	10,879
General & administrative expenses	16,663	17,345	50,472	52,651
Transaction related costs	—	—	—	438
Total operating costs and expenses	99,126	217,130	2,353,602	601,615

OPERATING INCOME (LOSS)	21,941	27,669	(1,968,331)	104,817

OTHER INCOME (EXPENSE)
Income from equity method investee	1,007	92	2,059	608
Interest expense, net	(7,333)	(6,896)	(21,345)	(21,611)
Loss on derivatives, net	(2,208)	—	(2,208)	—
Other expense, net	(51)	21	(510)	8
Total other income (expense)	(8,585)	(6,783)	(22,004)	(20,995)

INCOME (LOSS) BEFORE INCOME TAXES	13,356	20,886	(1,990,335)	83,822
Income tax expense (benefit)	(339)	3,529	(79,340)	12,449
NET INCOME (LOSS)	13,695	17,357	(1,910,995)	71,373
LESS: Net income (loss) attributable to noncontrolling interest	4,548	6,810	(674,860)	29,294
NET INCOME ATTRIBUTABLE TO MAGNOLIA	9,147	10,547	(1,236,135)	42,079
LESS: Non-cash deemed dividend related to warrant exchange	—	2,763	—	2,763
NET INCOME (LOSS) ATTRIBUTABLE TO CLASS A COMMON STOCK	$9,147	$7,784	$(1,236,135)	$39,316

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.05	$0.05	$(7.41)	$0.25
Diluted	$0.05	$0.05	$(7.41)	$0.24
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	166,467	166,872	166,728	160,051
Diluted	170,676	167,108	166,728	161,488
WEIGHTED AVERAGE NUMBER OF CLASS B SHARES OUTSTANDING(1)	85,790	91,790	85,790	92,292

(1) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation

Summary Cash Flow Data

(In thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$13,695	$17,357	$(1,910,995)	$71,373
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	44,731	143,894	238,273	385,942
Amortization of intangible assets	3,626	3,626	10,879	10,879
Exploration expense, non-cash	—	53	561,629	536
Impairment of oil and natural gas properties	—	—	1,381,258	—
Asset retirement obligation accretion	1,501	1,394	4,403	4,095
Amortization of deferred financing costs	913	892	2,710	2,644
Loss on derivatives, net	2,208	—	2,208	—
Deferred tax expense (benefit)	—	3,414	(77,834)	11,765
Stock based compensation	2,927	2,829	8,871	8,376
Other	(1,007)	(88)	(2,059)	(512)
Net change in operating assets and liabilities	(3,438)	5,849	11,656	(6,487)
Net cash provided by operating activities	65,156	179,220	230,999	488,611

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of EnerVest properties	—	—	—	4,250
Acquisitions, other	(3,920)	(1,318)	(73,702)	(93,221)
Additions to oil and natural gas properties	(27,674)	(88,403)	(157,325)	(351,467)
Changes in working capital associated with additions to oil and natural gas properties	5,409	(9,147)	(18,972)	(13,392)
Other investing	(496)	1	(842)	(247)
Net cash used in investing activities	(26,681)	(98,867)	(250,841)	(454,077)

CASH FLOW FROM FINANCING ACTIVITIES
Contributions from noncontrolling interest owners	—	—	—	7,301
Distributions to noncontrolling interest owners	(104)	(490)	(594)	(716)
Class A Common Stock repurchases	(6,479)	(9,722)	(12,962)	(9,722)
Other financing activities	(209)	(2,361)	(702)	(2,666)
Net cash used in financing activities	(6,792)	(12,573)	(14,258)	(5,803)

NET CHANGE IN CASH AND CASH EQUIVALENTS	31,683	67,780	(34,100)	28,731
Cash and cash equivalents – Beginning of period	116,850	96,709	182,633	135,758
Cash and cash equivalents – End of period	$148,533	$164,489	$148,533	$164,489

Magnolia Oil & Gas Corporation

Summary Balance Sheet Data

(In thousands)

	September 30, 2020	December 31, 2019
Cash and cash equivalents	$148,533	$182,633
Other current assets	66,329	110,585
Property, plant and equipment, net	1,169,949	3,116,757
Other assets	49,468	56,431
Total assets	$1,434,279	$3,466,406

Current liabilities	$124,462	$175,208
Long-term debt, net	390,787	389,835
Other long-term liabilities	106,849	172,834
Common stock	26	26
Additional paid in capital	1,709,043	1,703,362
Treasury stock	(23,240)	(10,277)
Retained earnings (accumulated deficit)	(1,153,195)	82,940
Noncontrolling interest	279,547	952,478
Total liabilities and equity	$1,434,279	$3,466,406

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income to adjusted EBITDAX

In this press release, we refer to adjusted EBITDAX, a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies. We define adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, amortization of intangible assets, exploration costs, accretion of asset retirement obligation, non-cash stock based compensation expense, and loss on derivatives, net. Adjusted EBITDAX is not a measure of net income in accordance with GAAP.

Our management believes that adjusted EBITDAX is useful because it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure. We also believe that securities analysts, investors, and other interested parties may use adjusted EBITDAX in the evaluation of our Company. We exclude the items listed above from net income in arriving at adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of adjusted EBITDAX. Our presentation of adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of net income to adjusted EBITDAX, our most directly comparable financial measure, calculated and presented in accordance with GAAP:

	For the Three Months Ended
(In thousands)	September 30, 2020	September 30, 2019
NET INCOME	$13,695	$17,357
Exploration expense	701	3,924
Asset retirement obligation accretion	1,501	1,394
Depreciation, depletion and amortization	44,731	143,894
Amortization of intangible assets	3,626	3,626
Interest expense, net	7,333	6,896
Income tax expense (benefit)	(339)	3,529
EBITDAX	71,248	180,620
Non-cash stock based compensation expense	2,927	2,829
Loss on derivatives, net(1)	2,208	—
Adjusted EBITDAX	$76,383	$183,449

(1) There were no cash settlements or realized gains or losses on the Company’s derivative instruments during the three months ended September 30, 2020 and 2019.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income attributable to Class A Common Stock to adjusted earnings

Our presentation of adjusted earnings and adjusted earnings per share are non-GAAP measures because they exclude the effect of certain items included in net income attributable to Class A Common Stock. Management uses adjusted earnings and adjusted earnings per share to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted earnings may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes excluding these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted earnings and adjusted earnings per share may not be comparable to similar measures of other companies in our industry.

	For the Three Months Ended September 30, 2020	Per Share Diluted EPS	For the Three Months Ended September 30, 2019	Per Share Diluted EPS
(In thousands, except per share data)
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$9,147	$0.05	$7,784	$0.05
Adjustments:
Non-cash deemed dividend	—	—	2,763	0.01
Loss on derivatives, net	2,208	0.01	—	—
Noncontrolling interest impact of adjustments	(752)	—	—	—
ADJUSTED NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK	$10,603	$0.06	$10,547	$0.06

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net income to adjusted net income

Our presentation of adjusted net income is a non-GAAP measures because it excludes the effect of certain items included in net income and adjusts for income taxes assuming the exchange of all outstanding Magnolia LLC Units and corresponding Class B Common Stock for shares of Class A Common Stock. Management uses adjusted net income to evaluate our operating and financial performance because it eliminates the impact of certain items that management does not consider to be representative of the Company’s on-going business operations. As a performance measure, adjusted net income may be useful to investors in facilitating comparisons to others in the Company’s industry because certain items can vary substantially in the oil and gas industry from company to company depending upon accounting methods, book value of assets, and capital structure, among other factors. Management believes adjusting these items facilitates investors and analysts in evaluating and comparing the underlying operating and financial performance of our business from period to period by eliminating differences caused by the existence and timing of certain expense and income items that would not otherwise be apparent on a GAAP basis. However, our presentation of adjusted net income may not be comparable to similar measures of other companies in our industry.

	For the Three Months Ended
(In thousands)	September 30, 2020	September 30, 2019
NET INCOME	$13,695	$17,357
Income tax expense (benefit)	(339)	3,529
INCOME BEFORE INCOME TAXES	13,356	20,886
Adjustments:
Loss on derivatives, net	2,208	—
Adjusted income tax expense(1)	—	4,720
ADJUSTED NET INCOME	$15,564	$16,166

Diluted weighted average shares of Class A Common Stock outstanding during the period	170,676	167,108
Weighted average shares of Class B Common Stock outstanding during the period(2)	85,790	91,790
Total weighted average shares of Class A and B Common Stock, including dilutive impact of other securities(2)	256,466	258,898

  (1) Represents corporate income taxes at an assumed effective tax rate of 0% and 22.6% for the three months ended September 30, 2020 and 2019, respectively.

    (2) Shares of Class B Common Stock, and corresponding Magnolia LLC Units, are anti-dilutive in the calculation of weighted average number of common shares outstanding.

Magnolia Oil & Gas Corporation

Non-GAAP Financial Measures

Reconciliation of net cash provided by operating activities to free cash flow

Free cash flow is a non-GAAP financial measure. Free cash flow is defined as cash flows from operations before net change in operating assets and liabilities less additions to oil and natural gas properties and changes in working capital associated with additions to oil and natural gas properties. Management believes free cash flow is useful for investors and widely accepted by those following the oil and gas industry as financial indicators of a company’s ability to generate cash to internally fund drilling and completion activities, fund acquisitions, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies and are frequently included in published research when providing investment recommendations. Free cash flow, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered an alternative to cash flows from operating, investing, or financing activities.

	For the Three Months Ended
(In thousands)	September 30, 2020	September 30, 2019
Net cash provided by operating activities	$65,156	$179,220
Net change in operating assets and liabilities	3,438	(5,849)
Cash flows from operations before net change in operating assets and liabilities	68,594	173,371
Additions to oil and natural gas properties	(27,674)	(88,403)
Changes in working capital associated with additions to oil and natural gas properties	5,409	(9,147)
Free cash flow	$46,329	$75,821